EXHIBIT 99.1

Contact: Damon Elder
(949) 270-9207
delder@ahinvestors.com

Griffin-American Healthcare REIT III Completes Property Acquisitions
Totaling More Than $340 Million
Fast-growing real estate investment trust discloses additional $530 million in pending acquisitions

IRVINE, Calif. (Jan. 16, 2015) – American Healthcare Investors and Griffin Capital Corporation, the co-sponsors of Griffin-American Healthcare REIT III, Inc., announced today that the REIT recently completed the acquisition of 19 healthcare properties for an aggregate purchase price of approximately $340 million. The acquisitions were comprised of 17 medical office buildings, an acute care hospital and a senior housing facility.
“These latest acquisitions represent high-quality assets leased by very strong tenants and operators with whom we look forward to sharing mutually rewarding business partnerships,” said Danny Prosky, president, chief operating officer and one of the largest stockholders of the REIT. “They also add tremendous diversification to our rapidly growing portfolio.”
Additionally, the REIT has announced that it has executed letters of intent and/or purchase and sale agreements to acquire 31 additional healthcare properties for an aggregate purchase price of approximately $530 million. These pending acquisitions are subject to customary closing conditions and the satisfaction of other requirements as detailed in the agreements.

“We couldn’t be more pleased with the rate at which we’re achieving size and scale in an institutional-grade portfolio while continuing to demonstrate the discipline that our stockholders have grown to expect from us,” said Jeff Hanson, chairman, chief executive officer and one of the largest stockholders of the REIT. “We began acquiring properties in June 2014 and are on the cusp of owning a portfolio valued at nearly $1.0 billion (based on aggregate acquisition price, including pending acquisitions).”

Griffin-American Healthcare REIT III’s most recent acquisitions include:

Southlake Hospital – Southlake, Texas
Built in 2013, Southlake Hospital is a 70-bed acute care hospital that consists of 142,000 square feet and 10.6 acres. The site includes a three-story, 400-space parking garage. The hospital is leased through April 2033 to Forest Park Medical Center, a physician-owned hospital system that currently operates four medical facilities comprising a total of 280 beds in the Texas cities of Dallas, Frisco, San Antonio and Southlake, with campuses in Fort Worth and Austin currently under development. Forest Park successfully employs a private pay model in which their hospitals generate revenues from contracted private insurers and cash payment from individuals. This model has resulted in increased profitability through the avoidance of lower paying Medicare and Medicaid reimbursement. Forest Park will operate Southlake Hospital under an absolute net lease with annual rent escalations tied to the consumer price index with an annual cap of 3 percent.

Southlake Hospital was acquired from South Texas Medical Development, LP, an unaffiliated third party represented by Marty Cohan of Marcus & Milichap.

Mount Olympia Medical Office Building Portfolio – Mount Dora, Fla.; Olympia Fields, Ill.; Columbus, Ohio
The three-building Mount Olympia Medical Office Building Portfolio totals approximately 53,000 square feet and is currently 97 percent leased to multiple tenants, including Mount Carmel Health, Surgery Center of Mount Dora and an affiliate of Fresenius Medical Care. The portfolio is affiliated with several major healthcare providers, including CHE Trinity Health, Central Florida Health Alliance and Fresenius Medical Care. The weighted average remaining lease term within the portfolio is approximately 9 years.

Mount Olympia Medical Office Building Portfolio was acquired from IRA Mt. Carmel LLC, IRA Mt. Dora LLC and IRA Holdings II LLC, unaffiliated third parties represented by Lee Asher and Chris Bodnar of CBRE.

East Texas Medical Office Building Portfolio – Longview & Marshall, Texas
East Texas Medical Office Building Portfolio is a nine-building, 393,000-square-foot portfolio consisting of multi- and single-tenant medical office buildings located primarily on or adjacent to the campuses of the Good Shepherd Medical Centers in Longview and Marshall, Texas. Each of the medical office buildings is associated with the 596-bed Good Shepherd Health System, the region’s primary provider of medical services. The portfolio is currently 98 percent leased to 43 tenants, including the health system, which leases more than 42 percent of the portfolio. The weighted average remaining lease term within the portfolio is approximately 8.7 years.

East Texas Medical Office Building Portfolio was acquired from Good Shepherd Health System, an unaffiliated third party represented by Sean Tu of Cain Brothers.

Premier Medical Office Building – Novi, Mich.
Built in 2008, the 45,000-square-foot Premier Medical Office Building is currently 92 percent leased to 14 tenants. Located within two miles of the 200-bed St. John Providence Park Hospital, more than half of the building is leased to tenants affiliated with major regional healthcare providers, including: Detroit Medical Center, St. John Providence Health System, Wayne State University School of Medicine and Henry Ford Health System. Approximately 61 percent of the building is leased through November 2021, while the weighted average remaining lease term is approximately 5.7 years.

Premier Medical Office Building was acquired from Affiliated Investors LLC, an unaffiliated third party represented by Barry Swatsenbarg and Rich Deptula of Friedman Integrated Real Estate Solutions.

Springdale Assisted Living Facility – Springdale, Ark.
Springdale Assisted Living Facility is a one-story, approximately 53,000-square-foot senior housing facility comprised of 76 units in the growing city of Springdale in northwestern Arkansas. The acquisition of Springdale completes the purchase of the three-building Delta Valley Assisted Living Portfolio. In September 2014, Griffin-American Healthcare REIT III closed on the acquisition of the other two components, located in Batesville and Cleveland, Mississippi. The portfolio is 100 percent master leased to Providence Management LLC under a 15-year absolute net lease with two 10-year renewal options. Providence operates a portfolio of six purpose-built assisted living facilities located primarily in Mississippi.

Springdale Assisted Living Facility was acquired from Providence Management LLC, an unaffiliated third party represented by Dan Revie of Ziegler and Companies Inc.

Independence Medical Office Building Portfolio – Verona & Morristown, N.J.; Somerville, Mass.; Southgate, Ky.
The four-building, approximately 378,000-square-foot Independence Medical Office Building Portfolio is currently 96 percent leased to more than seventy tenants in the New York City suburbs of Verona and Morristown, New Jersey; the Boston suburb of Somerville, Massachusetts; and Southgate, Kentucky, located three miles south of Cincinnati across the Ohio River. Major healthcare providers associated with the portfolio include: Harvard Vanguard Medical Associates, Hackensack University Medical Center Mountainside Hospital, Atlantic Health System and St. Elizabeth Healthcare.

Independence Medical Office Building Portfolio was acquired from Kadima Medical Properties LLC, an unaffiliated third party represented by Steve Hall of HealthAmerica Realty Group.

Griffin-American Healthcare REIT III completed the acquisitions using cash-on-hand, as well as the assumption of a loan totaling approximately $8 million tied to Premier Medical Office Building. Including these acquisitions, the Griffin-American Healthcare REIT III portfolio is comprised of 29 buildings diversified across 14 states, representing an aggregate purchase price of approximately $393 million.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate, including medical office buildings, senior housing, skilled nursing and hospitals. The managing directors of American Healthcare Investors are nationally recognized real estate investment executives Jeff Hanson, Danny Prosky and Mathieu Streiff, who have completed in excess of $22 billion in aggregate acquisition and disposition transactions during their careers, approximately $12 billion of which has been healthcare-related real estate transactions. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III, Inc. intends to qualify as a real estate investment trust for federal income tax purposes. Griffin-American Healthcare REIT III intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, senior housing facilities, skilled nursing facilities and hospitals. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT III, please visit www.HealthcareREIT3.com.

About Griffin Capital Corporation
Griffin Capital is a privately-owned real estate company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience who have collectively closed transactions representing over $16 billion in value, Griffin Capital and affiliates have acquired or constructed over 30 million square feet of space since 1995, and currently own, manage, sponsor and/or co-sponsor an institutional-quality portfolio of approximately 27 million square feet located in 32 states and 1 million square feet located in the United Kingdom, representing approximately $5.2 billion in asset value, based on purchase price. Additional information about Griffin Capital is available at www.griffincapital.com.

This release contains certain forward-looking statements, including statements with respect to the company’s ability to continue to identify and acquire attractive healthcare properties throughout the United States; its ability to consummate the acquisition of properties currently under letters of intent and/or agreements to purchase; its ability to continue its growth, and maintain its average occupancy, remaining lease term and relationships with significant healthcare systems. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the satisfactory completion of due diligence and other requirements to complete the acquisitions; the company’s ability to raise sufficient funds from its public offering of securities or secure sufficient financing; the company's strength and financial condition and uncertainties relating to the financial strength of its current and future real estate investments; uncertainties relating to the local economies where the company's real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the availability of healthcare-related real estate for acquisition and the diversity of such assets; uncertainties regarding changes in the healthcare industry and healthcare legislation; and other risk factors as outlined in the company’s periodic reports, as filed with the U.S. Securities and Exchange Commission.  Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements.  We undertake no obligation to update any such statements that may become untrue because of subsequent events.